UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 18, 2018

BARINGTON/HILCO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36832	47-1455824
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

10990 Wilshire Blvd., Penthouse Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 734-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 Item 1.02 Termination of a Material Definitive Agreement.

As reported on February 20, 2018, on February 14, 2018, Barington/Hilco Acquisition Corp. (“BHAC”), Pop G Food Holdings Corp. (“Holdings”) and Oreva Capital Corp. (“Oreva”), an entity associated with Sweiss Ventures, LLC (“Sweiss”), JS Equity Holdings 1 LLC, as assignee of DMZ1 Holdings, LLC (“JS Equity”), BAG Spac 1, LLC (“BAG”), PLA99, LLC (”PLA”), and Oreva Partners, LLC, (“Partner” and together with Sweiss, DMZ, BAG and PLA, collectively, the “Investors”) entered into a letter of intent (the “LOI”) with Specialty Brands Holdings, LLC (“SBH” or the “Seller”).

Under the terms of the LOI, the parties intended that the Seller would sell to Holdings for $17.5 million in cash, 100% of the capital stock of PGHC Holdings, Inc., a Delaware corporation (the “Company”). The Company is a holding company that owns 100% of the capital stock of Papa Gino’s Holding Corp., a Delaware corporation, which together with its direct and indirect subsidiaries, including Papa Gino’s, Inc. (“Papa Gino’s”), owns, operates and franchises (i) 148 company owned pizzeria restaurants and one venue licensee, under the trade name Papa Gino's™ and (ii) 93 company owned sandwich restaurants, 31 franchised locations and three venue licensees under the trade name D’Angelo’s™; in each case, the enterprises operate throughout New England (collectively, the “Business”). The LOI also contemplated that following the closing of such acquisition by Holdings, contemplated to occur on or before April 30, 2018, and upon receipt of the audited consolidated financial statements of the Company, Papa Gino’s and its direct and indirect subsidiaries (collectively, the “Company Group”) for the two fiscal years ended February 2017 and the ten months ending December 31, 2017, BHAC would acquire from Holdings 100% of the Company’s shares in exchange for 500,000 shares of the Common Stock of BHAC, having an indicative value of $10.82 per share (the “BHAC Shares”). The BHAC Shares would be issued to the existing lenders to the Seller and the Company Group.

After conducting a due diligence review of the Business, Holdings determined that the proposed purchase price for the Company was not in its best interest or that of BHAC. As the parties were unable to agree upon a revised purchase price, on April 24, 2018, Holdings sent to the Seller a letter of termination of the LOI and negotiations (the “Termination Letter”). The Termination Letter is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference, and the foregoing description of the Termination Letter is qualified in its entirety by reference thereto.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2018, BHAC received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it was no long in compliance with the Nasdaq Listing Rules (the “Rules’) because it had not timely filed its Form 10-K for the period ended December 31, 2017. Nasdaq further advised that under its Rules, BHAC has sixty calendar days to submit a plan to regain compliance which, if accepted by Nasdaq, could permit BHAC up to 180 calendar days from the filing due date (April 15, 2018) to regain compliance. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of BHAC’s securities on the NASDAQ Capital Market.

BHAC intends to file its Annual Report on Form 10-K for the period ended December 31, 2017 within the next 30 days or sooner.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

10.1	Termination Letter dated April 24, 2018 by Barington/Hilco Acquisition Corporation to Specialty Brands Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2018	BARINGTON/HILCO ACQUISITION CORP.

	By:	/s/ Paul Abramowitz
Name: Paul Abramowitz
Title: Chief Executive Officer